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                                                                      Exhibit 17

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                   PROXY SOLICITED BY THE BOARD OF TRUSTEES

           PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - June 14, 2001

The undersigned hereby appoints Stephen J. Treadway, Timothy R. Clark, Newton B. Schott, Jr. and Derek B. Hayes, and each of them separately, proxies with power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders of PIMCO Equity Income Fund, on June 14, 2001 at 10:00 a.m. Eastern time, and at any adjournments thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present.

                    NOTE: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, Trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

                    Signature(s)(if held jointly):

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                    Date
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Trustees recommend a vote FOR the proposal.

Please vote by filling in the appropriate box below.

Proposal to approve the Merger of PIMCO Equity Income Fund with and into PIMCO Growth & Income Fund, as described in the Prospectus/Proxy Statement and the Agreement and Plan of Reorganization.

[_]  FOR   [_]  AGAINST   [_]  ABSTAIN

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.